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                                                                  Exhibit 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 25, 1997 accompanying the consolidated financial statements of Ply Gem Industries, Inc. (the "Company") and subsidiaries for the year ended December 31, 1996 in this Registration Statement. We hereby consent to the incorporation of our report included in this Form S-3.


/s/ Grant Thornton LLP
----------------------
    Grant Thornton LLP



New York, New York
April 15, 1998